Exhibit 99.1

ITT Tops Second Quarter 2009 Forecast on Strong Operational Performance, Full-Year Earnings Outlook Raised

  Earnings from continuing operations were $1.10 per share for the second quarter, or $1.06 per share excluding special items, exceeding previous guidance
  Revenue for the second quarter was $2.8 billion, down nine percent overall and five percent organically compared to the second quarter of 2008
  Strong year-to-date free cash flow of $462 million, up 12 percent year-over-year
  Excluding special items, full-year earnings forecast raised to $3.50 to $3.70 per share

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--July 31, 2009--ITT Corporation (NYSE: ITT) today reported second quarter 2009 income of $203 million, or $1.10 per share, from continuing operations. Excluding special items, income from continuing operations for the quarter was $196 million, or $1.06 per share, better than expected primarily due to productivity improvements and non-operating benefits during the quarter. Second quarter revenue was $2.8 billion, down nine percent compared to the second quarter of 2008, and down five percent excluding the impacts of foreign exchange, acquisitions and divestitures on a comparable basis. Year-to-date free cash flow generation was $462 million, representing a robust 139 percent conversion of income from continuing operations, excluding non-cash tax adjustments.

“While the global economy remains weak, impacting orders in many of our commercial markets, we believe our teams have aggressively positioned the company to weather these uncertain times. This strong leadership is resulting in greater productivity and having a positive impact on income,” said Steve Loranger, ITT’s chairman, president and chief executive officer. “This focused execution – coupled with disciplined capital deployment and premier free cash flow generation – affords us the flexibility to continue making investments in our future growth, which we intend to do.”

During the second quarter of 2009, ITT successfully issued $1 billion in debt through a two-part bond offering, with an average yield of 5.5 percent. The proceeds of the long-term debt were used to reduce the company’s short-term commercial paper exposure, which is now $339 million and down from $1.6 billion at the end of 2008.

Earnings Guidance Raised

In light of second quarter performance, ITT now forecasts its full-year earnings, excluding special items, to be in the range of $3.50 to $3.70 per share. ITT is raising and tightening its guidance range from the prior earnings forecast of $3.20 to $3.60 per share. Full-year 2009 revenue is now expected to be in the range of $10.8 billion to $11.0 billion.

“We’re pleased with the relative performance of our portfolio. We expect the underlying global drivers of our businesses, combined with broad geographic and end-market diversity, will provide stability during challenging economic conditions. Ultimately, however, we believe it’s the ability of our teams to stay close to our customers, anticipate their changing needs, and deliver essential solutions that is driving our performance,” said Loranger.

2009 Second Quarter Business Segment Results

Fluid Technology

  For the second quarter of 2009, revenue for the segment was $869 million, down 15 percent overall and seven percent organically compared to the second quarter of the prior year. Weak sales in North American commercial and residential water markets were partially offset by strong shipments in the municipal, mining, oil and gas markets. On a geographic basis, relative strength in emerging markets offset slower sales in North America and Europe.
  Second quarter operating income for the segment was down to $112 million. Impacts from volume declines, higher employee pension costs and restructuring expenses were partially offset by productivity improvements.
  During the quarter, ITT completed the acquisition of Laing GmbH, a privately held producer of energy-efficient circulator pumps, and also entered into a strategic global alliance with Atlas Copco to sell its energy-efficient blowers with ITT’s aeration and mixer technologies. These transactions are part of ITT’s focus on delivering sustainable solutions that reduce the customer’s total cost over the life of the installation.

Defense Electronics & Services

  For the second quarter of 2009, revenue for the segment was $1.6 billion, essentially flat as compared to the second quarter of 2008. Revenue for the quarter was driven by the GPS III navigation project and other programs in the Space Systems business and strong international sales of battlefield radios in the Communications Systems business.
  Second quarter operating income for the segment grew slightly to $201 million. Operating margins improved 10 basis points compared to the second quarter of the prior year due to productivity improvements.
  Backlog for the segment remained solid at $5.2 billion, on strong orders for battlefield radios, counter-IED jammers and military base services. Among the notable wins during the quarter, ITT was awarded a $363 million contract to continue providing systems control, system enhancements, logistics support and training for the U.S. Army’s Single-Channel Ground and Airborne Radio System (SINCGARS) and the company remains the military’s largest supplier of these battlefield radios.

Motion & Flow Control

  For the second quarter of 2009, revenue for the segment was $308 million, down 30 percent in total and 19 percent organically compared to the prior year. Revenue in the quarter was impacted by production declines in the global automotive, industrial and commercial aerospace markets, offset slightly by relative strength in the rail market.
  Second quarter operating income for the segment was $33 million, down significantly compared to the second quarter of the prior year, as volume declines, employee pension costs and unfavorable foreign currency fluctuations impacted earnings.
  During the quarter, ITT’s Motion Technologies business began shipping brake pads to European OEMs and aftermarket suppliers from its new 24,000-square-meter plant in Ostrava, Czech Republic. Organic orders in the Motion Technologies business have improved by four percent compared to the year-ago quarter, due in part to benefits from automotive stimulus initiatives in Europe.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9:00 a.m. Eastern Daylight Time to review second quarter performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/investors.

About ITT Corporation

ITT Corporation is a high-technology engineering and manufacturing company operating on all seven continents in three vital markets: water and fluids management, global defense and security, and motion and flow control. With a heritage of innovation, ITT partners with its customers to deliver extraordinary solutions that create more livable environments, provide protection and safety and connect our world. Headquartered in White Plains, N.Y., the company generated 2008 sales of $11.7 billion. www.itt.com

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 ("the Act"). These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: Economic, political and social conditions in the countries in which we conduct our businesses; Changes in government defense budgets; Decline in consumer spending; Sales and revenues mix and pricing levels; Availability of adequate labor, commodities, supplies and raw materials; Interest and foreign currency exchange rate fluctuations; Competition and industry capacity and production rates; Ability of third parties, including our commercial partners, counterparties, financial institutions and insurers, to comply with their commitments to us; Our ability to borrow or refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; Acquisitions or divestitures; Personal injury claims; Our ability to effect restructuring and cost reduction programs and realize savings from such actions; Government regulations and compliance therewith; Changes in technology; Intellectual property matters; Governmental investigations; Potential future employee benefit plan contributions and other employment and pension matters; Contingencies related to actual or alleged environmental contamination, claims and concerns; Changes in generally accepted accounting principles; Other factors set forth in our Annual Report on Form 10−K for the fiscal year ended December 31, 2008 and our other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED INCOME STATEMENTS (In millions, except per share) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Sales and revenues	$2,780.0	$3,064.1	$5,337.1	$5,870.5

Costs of sales and revenues	2,001.2	2,197.0	3,889.2	4,242.5
Selling, general and administrative expenses	393.9	445.8	777.9	866.4
Research and development expenses	57.3	59.2	110.2	111.8
Restructuring and asset impairment charges, net	20.4	7.3	31.1	10.9
Total costs and expenses	2,472.8	2,709.3	4,808.4	5,231.6

Operating income	307.2	354.8	528.7	638.9
Interest expense	22.9	31.4	49.3	72.0
Interest income	3.8	7.9	8.1	16.3
Miscellaneous expense (income), net	2.5	3.7	5.4	6.7
Income from continuing operations before income taxes	285.6	327.6	482.1	576.5
Income tax expense	83.0	103.3	93.0	181.3
Income from continuing operations	202.6	224.3	389.1	395.2
Discontinued operations, net of tax	(1.2)	(3.3)	(3.6)	(2.3)
Net income	$201.4	$221.0	$385.5	$392.9

Earnings Per Share:
Income from continuing operations:
Basic	$1.11	$1.23	$2.13	$2.17
Diluted	$1.10	$1.21	$2.12	$2.14
Discontinued operations:
Basic	$(0.01)	$(0.02)	$(0.02)	$(0.01)
Diluted	$-	$(0.02)	$(0.02)	$(0.01)
Net income:
Basic	$1.10	$1.21	$2.11	$2.16
Diluted	$1.10	$1.19	$2.10	$2.13

Average Common Shares — Basic	182.5	182.3	182.3	182.0
Average Common Shares — Diluted	183.6	184.9	183.4	184.6

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions) (Unaudited)

	June 30,	December 31,
	2009	2008

Assets
Current Assets:
Cash and cash equivalents	$1,019.0	$964.9
Receivables, net	1,900.3	1,961.1
Inventories, net	858.0	803.8
Deferred income taxes	204.3	203.4
Other current assets	151.7	131.0
Total current assets	4,133.3	4,064.2

Plant, property and equipment, net	984.5	993.9
Deferred income taxes	590.1	608.5
Goodwill, net	3,847.8	3,831.3
Other intangible assets, net	574.9	616.5
Other assets	421.3	365.8
Total assets	$10,551.9	$10,480.2

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$1,316.4	$1,234.6
Accrued expenses	945.8	991.2
Accrued taxes	67.3	30.2
Notes payable and current maturities of long-term debt	355.3	1,679.0
Pension and postretirement benefits	68.8	68.8
Deferred income taxes	27.2	26.7
Total current liabilities	2,780.8	4,030.5

Pension and postretirement benefits	2,142.1	2,141.6
Long-term debt	1,456.4	467.9
Other liabilities	713.6	780.3
Total liabilities	7,092.9	7,420.3

Shareholders' equity	3,459.0	3,059.9
Total liabilities and shareholders' equity	$10,551.9	$10,480.2

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

	Six Months Ended
	June 30,
	2009	2008
Operating Activities Net income	$385.5	$392.9
Less: Loss from discontinued operations	(3.6)	(2.3)
Income from continuing operations	389.1	395.2

Adjustments to income from continuing operations:
Depreciation and amortization	142.8	148.6
Stock-based compensation	15.8	15.0
Restructuring and asset impairment charges, net	31.1	10.9
Payments for restructuring	(46.0)	(28.7)
Change in receivables	67.3	(68.4)
Change in inventories	(49.5)	(15.0)
Change in accounts payable	59.9	23.6
Change in accrued expenses	(9.3)	11.2
Change in accrued and deferred taxes	(11.5)	16.5
Change in other current and non-current assets	(48.8)	(29.1)
Change in other current and non-current liabilities	(1.0)	5.4
Other, net	8.9	5.0
Net cash — operating activities	548.8	490.2

Investing Activities Capital expenditures	(87.2)	(79.4)
Acquisitions, net of cash acquired	(34.6)	(229.0)
Proceeds from sale of assets and businesses	13.9	2.3
Other, net	4.1	(0.9)
Net cash — investing activities	(103.8)	(307.0)

Financing Activities Short-term debt, net	(1,322.6)	(1,143.5)
Long-term debt repaid	(3.8)	(14.5)
Long-term debt issued	992.1	0.5
Proceeds from issuance of common stock	1.6	22.0
Dividends paid	(70.4)	(57.2)
Tax impact from stock option exercises and restricted stock lapses	(0.7)	3.5
Other, net	(0.3)	(2.7)
Net cash — financing activities	(404.1)	(1,191.9)

Exchange Rate Effects on Cash and Cash Equivalents	14.5	54.8
Net Cash from Discontinued Operations	(1.3)	(8.4)
Net change in cash and cash equivalents	54.1	(962.3)
Cash and cash equivalents — beginning of year	964.9	1,840.0
Cash and Cash Equivalents — end of period	$1,019.0	$877.7

Key Performance Indicators and Non-GAAP Measures

Management reviews key performance metrics including sales and revenues, segment operating income and margins, earnings per share, orders growth, and backlog, among others. In addition, we consider the following non-GAAP measures to be key performance indicators:

Organic Sales and Revenues defined as reported GAAP sales and revenues excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures (for the first 12 months). The Company believes that Organic Sales and Revenues provide a useful measure of the operation's underlying revenue performance after adjusting for foreign exchange, acquisitions and divestitures that may impact comparability. The Company utilizes Organic Sales and Revenues to measure, evaluate and manage the Company's revenue performance. The Company's definition of Organic Sales and Revenue may not be comparable to similar measures utilized by other companies.

Organic Orders are Non-GAAP performance measures that may provide useful information related to the Company's future revenue performance. Organic Orders exclude the impact of foreign currency fluctuations and contributions from acquisitions and divestitures (for the first 12 months). The Company's definition of Organic Orders may not be comparable to similar measures utilized by other companies.

Adjusted Income from Continuing Operations and Adjusted EPS defined as reported GAAP Income from Continuing Operations and reported GAAP Diluted Earnings Per Share, adjusted to exclude Special Items. Special Items may include, but are not limited to, non-operating settlements or adjustments related to prior periods. Special items are not a substitute for GAAP measures. Special items represent significant charges or credits that impact current results, but may not be related to the company’s ongoing operations and performance. The Company uses Adjusted Income from Continuing Operations and Adjusted EPS to measure, evaluate and manage the Company. The Company believes that results excluding Special Items provide a useful analysis of ongoing operating trends. The Company's definitions of Adjusted Net Income and Adjusted EPS may not be comparable to similar measures utilized by other companies.

Free Cash Flow defined as GAAP Net Cash - Operating Activities less Capital Expenditures and other special items. Free Cash Flow should not be considered a substitute for income or cash flow data prepared in accordance with GAAP. The Company's definition of Free Cash Flow may not be comparable to similar measures utilized by other companies. Management believes that Free Cash Flow is an important measure of performance and it is utilized as one measure of the company's ability to generate cash. Note that due to other financial obligations and commitments, the entire free cash flow amount may not be available for discretionary purposes.

Management believes that these metrics are useful to investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations and our management of assets held from period to period. These metrics, however, are not a measure of financial performance under GAAP and should not be considered a substitute for sales and revenue growth (decline), or cash flows from operating, investing and financing activities as determined in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders Growth
Second Quarter 2009 & 2008

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E / A
	Sales & Revenues 3M 2009	Sales & Revenues 3M 2008	Change 2009 vs. 2008	% Change 2009 vs. 2008	Acquisition / Divestitures 3M 2009	FX Contribution 3M 2009	Change Adj. 09 vs. 08	% Change Adj. 09 vs. 08

ITT Corporation - Consolidated	2,780.0	3,064.1	(284.1)	-9.3%	10.3	124.9	(148.9)	-4.9%

Defense Electronics & Services	1,604.1	1,599.2	4.9	0.3%	0.0	1.9	6.8	0.4%
Communications Systems	274.2	256.6	17.6	6.9%	0.0	0.0	17.6	6.9%
Space Systems	157.3	134.5	22.8	17.0%	0.0	0.3	23.1	17.2%
Advanced Engineering & Sciences	246.1	245.3	0.8	0.3%	0.0	0.0	0.8	0.3%
Electronic Systems	426.2	453.9	(27.7)	-6.1%	0.0	1.6	(26.1)	-5.8%
Night Vision	113.7	116.0	(2.3)	-2.0%	0.0	0.0	(2.3)	-2.0%
Systems	362.8	363.9	(1.1)	-0.3%	0.0	0.0	(1.1)	-0.3%
Intell & Info Warfare	32.9	38.7	(5.8)	-15.0%	0.0	0.0	(5.8)	-15.0%

Fluid Technology	869.1	1,025.6	(156.5)	-15.3%	(2.2)	86.8	(71.9)	-7.0%
Industrial Process	195.2	203.0	(7.8)	-3.8%	0.0	3.5	(4.3)	-2.1%
Residential and Commercial Water Group	283.9	348.5	(64.6)	-18.5%	(2.2)	19.9	(46.9)	-13.5%
Water & WasteWater	406.7	491.1	(84.4)	-17.2%	0.0	65.2	(19.2)	-3.9%

Motion & Flow Control	308.2	442.5	(134.3)	-30.4%	12.5	36.3	(85.5)	-19.3%
Flow Control	45.5	72.4	(26.9)	-37.2%	6.4	7.1	(13.4)	-18.5%
Motion Technologies	120.0	166.6	(46.6)	-28.0%	0.0	22.0	(24.6)	-14.8%
Control Technologies	61.6	86.7	(25.1)	-29.0%	6.1	1.9	(17.1)	-19.7%
Interconnect Solutions	82.8	117.1	(34.3)	-29.3%	0.0	5.3	(29.0)	-24.8%

	Orders 3M 2009	Orders 3M 2008	Change 2009 vs. 2008	% Change 2009 vs. 2008	Acquisition Contribution 3M 2009	FX Contribution 3M 2009	Change Adj. 09 vs. 08	% Change Adj. 09 vs. 08

Defense Electronics & Services	1,567.7	1,220.8	346.9	28%	0.0	1.2	348.1	28.5%

Fluid Technology	791.2	1,168.8	(377.6)	-32%	(2.8)	102.8	(277.6)	-23.8%

Motion & Flow Control	315.1	435.8	(120.7)	-28%	12.6	32.4	(75.7)	-17.4%

Total Segment Orders	2,674.0	2,825.4	(151.4)	-5%	9.8	136.4	(5.2)	-0.2%

Note: Excludes intercompany eliminations.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders Growth
Q2 vs Q1 2009

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E / A
	Sales & Revenues Q2 2009	Sales & Revenues Q1 2009	Change 2009 vs. 2008	% Change 2009 vs. 2008	Acquisition / Divestitures Q/Q 2009	FX Contribution Q/Q 2009	Change Adjusted Q209 vs. Q109	% Change Adj Q209 vs. Q109

ITT Corporation - Consolidated	2,780.0	2,557.1	222.9	8.7%	0.8	(35.4)	188.3	7.4%

Defense Electronics & Services	1,604.1	1,508.5	95.6	6.3%	0.0	0.0	95.6	6.3%
Communications Systems	274.2	257.3	16.9	6.6%	0.0	0.0	16.9	6.6%
Space Systems	157.3	150.1	7.2	4.8%	0.0	(0.4)	6.8	4.5%
Advanced Engineering & Sciences	246.1	231.8	14.3	6.2%	0.0	0.0	14.3	6.2%
Electronic Systems	426.2	398.7	27.5	6.9%	0.0	0.4	27.9	7.0%
Night Vision	113.7	115.5	(1.8)	-1.6%	0.0	0.0	(1.8)	-1.6%
Systems	362.8	333.2	29.6	8.9%	0.0	0.0	29.6	8.9%
Intell & Info Warfare	32.9	31.4	1.5	4.8%	0.0	0.0	1.5	4.8%

Fluid Technology	869.1	744.3	124.8	16.8%	(2.2)	(27.5)	95.1	12.8%
Industrial Process	195.2	183.6	11.6	6.3%	0.0	(3.3)	8.3	4.5%
Residential and Commercial Water Group	283.9	241.4	42.5	17.6%	(2.2)	(6.5)	33.8	14.0%
Water & WasteWater	406.7	336.8	69.9	20.8%	0.0	(18.4)	51.5	15.3%

Motion & Flow Control	308.2	305.9	2.3	0.8%	3.0	(7.9)	(2.6)	-0.8%
Flow Control	45.5	43.4	2.1	4.8%	2.5	(0.1)	4.5	10.4%
Motion Technologies	120.0	113.3	6.7	5.9%	0.0	(7.0)	(0.3)	-0.3%
Control Technologies	61.6	63.8	(2.2)	-3.4%	0.5	(0.1)	(1.8)	-2.8%
Interconnect Solutions	82.8	86.9	(4.1)	-4.7%	0.0	(0.7)	(4.8)	-5.5%

	Orders Q2 2009	Orders Q1 2009	Change 2009 vs. 2008	% Change 2009 vs. 2008	Acquisition Contribution Q/Q 2009	FX Contribution Q/Q 2009	Change Adjusted Q209 vs. Q109	% Change Adjusted Q209 vs. Q109

Defense Electronics & Services	1,567.7	1,489.5	78.2	5%	0.0	0.0	78.2	5.3%

Fluid Technology	791.2	802.0	(10.8)	-1%	(2.8)	(26.0)	(39.6)	-4.9%

Motion & Flow Control	315.1	281.1	34.0	12%	3.2	(8.7)	28.5	10.1%

Total Segment Orders	2,674.0	2,572.6	101.4	4%	0.4	(34.7)	67.1	2.6%

Note: Excludes intercompany eliminations.

ITT Corporation
Segment Operating Income & OI Margin
Second Quarter of 2009 & 2008

($ Millions)

	Q2 2009 As Reported	Q2 2008 As Reported	% Change 09 vs. 08

Sales and Revenues:
Defense Electronics & Services	1,604.1	1,599.2	0.3%
Fluid Technology	869.1	1,025.6	-15.3%
Motion & Flow Control	308.2	442.5	-30.4%
Intersegment eliminations	(1.4)	(3.2)	-56.3%
Total Sales and Revenues	2,780.0	3,064.1	-9.3%

Operating Margin:
Defense Electronics & Services	12.5%	12.4%	10	BP
Fluid Technology	12.8%	13.5%	(70)	BP
Motion & Flow Control	10.8%	16.1%	(530)	BP
Total Ongoing Segments	12.4%	13.4%	(100)	BP

Income:
Defense Electronics & Services	201.3	199.0	1.2%
Fluid Technology	111.6	138.8	-19.6%
Motion & Flow Control	33.2	71.3	-53.4%
Total Segment Operating Income	346.1	409.1	-15.4%

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Net Income & EPS
Second Quarter of 2009 & 2008

($ Millions, except EPS and shares)

	Q2 2009 As Reported	Q2 2009 Adjustments		Q2 2009 As Adjusted	Q2 2008 As Reported	Q2 2008 Adjustments		Q2 2008 As Adjusted	Change 2009 vs. 2008 As Adjusted	Percent Change 2009 vs. 2008 As Adjusted

Segment Operating Income	346.1			346.1	409.1			409.1

Interest Income (Expense)	(19.1)	(2.4)	#A	(21.5)	(23.5)			(23.5)
Other Income (Expense)	(2.5)			(2.5)	(3.7)			(3.7)
Corporate (Expense)	(38.9)			(38.9)	(54.3)			(54.3)

Income from Continuing Operations before Tax	285.6	(2.4)		283.2	327.6			327.6

Income Tax Expense	(83.0)	(4.7)	#B	(87.7)	(103.3)	(5.3)	#C	(108.6)

Income from Continuing Operations	202.6	(7.1)		195.5	224.3	(5.3)		219.0

Diluted EPS from Continuing Operations	1.10	(0.04)		1.06	1.21	(0.03)		1.18	($0.12)	-10.2%

#A - Remove reversal of interest payable related to prior year tax items.
#B - Primarily represents removal of ($5.3M) benefit for tax adjustments related to prior years and $0.7M tax impact of interest payable reversal.
#C - Remove benefit for tax adjustments related to prior years

ITT Corporation Non-GAAP Reconciliation
Cash From Operating Activities vs. Free Cash Flow
Second Quarter of 2009 & 2008

($ Millions)

	6M 2009	6M 2008

Net Cash - Operating Activities	548.8	490.2

Capital Expenditures	(87.2)	(79.4)

Pension Pre-funding, net of tax	-	-

Free Cash Flow	461.6	410.8

Income from Continuing Operations	389.1	395.2

Free Cash Flow Conversion	119%	104%

Non-Cash Special Tax Item	(57.7)	-

Income from Continuing Operations, Excluding
Non-Cash Special Tax Item	331.4	395.2

Adjusted Free Cash Flow Conversion	139%	104%

ITT Corporation
Debt Coverage Ratios 2009 & 2008

	June 30, 2009	December 31, 2008

Net Debt/Net Capitalization	18.6%	27.9%
Total Debt/Total Capitalization	34.4%	41.2%

Short Term Debt	355.3	1,679.0
Long Term Debt	1,456.4	467.9
Total Debt	1,811.7	2,146.9
Cash & Cash equivalents	1,019.0	964.9
Net Debt	792.7	1,182.0

Total Shareholders' Equity	3,459.0	3,059.9
Net Debt	792.7	1,182.0
Net Capitalization	4,251.7	4,241.9

CONTACT:
ITT Corporation
Andy Hilton, +1-914-641-2160
andy.hilton@itt.com